Exhibit 4.4

AMENDMENT NUMBER TWO

TO AMENDED AND RESTATED FINANCING AGREEMENT

This AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT (this “Amendment”) is entered into as of June 15, 2007, by and among DICE HOLDINGS, INC., a Delaware corporation (the “Parent”), DICE INC., a Delaware corporation (“Dice”), DICE CAREER SOLUTIONS, INC., a Delaware corporation (“Dice Career”) (each of Dice and Dice Career are individually and collectively, jointly and severally, referred to as the “Borrower”), each Subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto, the lenders on the signature pages hereof (each a “Lender” and collectively, the “Lenders”), ABLECO FINANCE LLC, a Delaware limited liability company (“Ableco”), as collateral agent for the Lenders (in such capacity, together with any successor collateral agent, the “Collateral Agent”), and WELLS FARGO FOOTHILL, INC., a California corporation, as administrative agent for the Lenders (in such capacity, together with any successor administrative agent, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”), with reference to the following:

WHEREAS, the Borrower, the Guarantors, the Agents, and the Lenders are parties to that certain Amended and Restated Financing Agreement, dated as of March 21, 2007 (as amended, restated, supplemented, or otherwise modified from time to time, the “Financing Agreement”);

WHEREAS, the Borrower has requested that Agents and the Lenders make certain amendments to the Financing Agreement; and

WHEREAS, subject to the terms and conditions set forth herein, Agents and the Lenders agree to make the amendments requested by the Borrower.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreement, as amended hereby.

2. Amendment to Financing Agreement. Section 1.01 of the Financing Agreement is hereby amended by deleting the text “$75,000,000” appearing in the definition of “Qualified IPO” and replacing it with “$70,000,000”.

3. Conditions Precedent to Amendment. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a) Agents shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b) The representations and warranties herein and in the Financing Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(c) No Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

(d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against the Borrower, any Guarantor, any Agent, or any Lender.

4. Representations and Warranties. Each of the Borrower and each Guarantor represents and warrants to the Agents and the Lenders that (a) the execution, delivery, and performance of this Amendment and of the Financing Agreement, as amended hereby, (i) are within its powers, (ii) have been duly authorized by all necessary action, and (iii) are not in contravention of any law, rule, or regulation applicable to it, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its governing documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) this Amendment and the Financing Agreement, as amended hereby, are legal, valid and binding obligations of the Borrower and such Guarantor, enforceable against the Borrower and such Guarantor in accordance with their respective terms; and (c) no Default or Event of Default has occurred and is continuing on the date hereof or as of the date upon which the conditions precedent set forth herein are satisfied.

5. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

6. Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

7. Effect on Loan Documents.

(a) The Financing Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power or remedy of any Agent or any Lender under the Financing Agreement or any other Loan Document. The waivers, consents, and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents and shall not operate as a consent to any further or other matter under the Loan Documents.

(b) Upon and after the effectiveness of this Amendment, each reference in the Financing Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Financing Agreement, and each reference in the other Loan Documents to “the Financing Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Financing Agreement, shall mean and be a reference to the Financing Agreement as modified and amended hereby.

(c) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Financing Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Financing Agreement as modified or amended hereby.

(d) This Amendment is a Loan Document.

8. Entire Agreement. This Amendment embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DICE INC., a Delaware corporation, as Borrower

By:	/s/ Michael Durney
Name:	Michael Durney
Title:	Senior Vice President Finance and Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

DICE CAREER SOLUTIONS, INC., a Delaware corporation, as Borrower

By:	/s/ Michael Durney
Name:	Michael Durney
Title:	Senior Vice President Finance and Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

DICE HOLDINGS, INC., a Delaware corporation, as Guarantor

By:	/s/ Michael Durney
Name:	Michael Durney
Title:	Senior Vice President Finance and Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

MEASURE UP, INC., a Georgia corporation, as Guarantor

By:	/s/ Michael Durney
Name:	Michael Durney
Title:	Senior Vice President Finance and Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

DICE INDIA HOLDINGS, INC., a Delaware corporation, as Guarantor

By:	/s/ Michael Durney
Name:	Michael Durney
Title:	Senior Vice President Finance and Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

EW KNOWLEDGE PRODUCTS, INC., a Florida corporation, as Guarantor

By:	/s/ Michael Durney
Name:	Michael Durney
Title:	Senior Vice President Finance and Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

JOBSINTHEMONEY.COM, INC., a Delaware corporation, as Guarantor

By:	/s/ Michael Durney
Name:	Michael Durney
Title:	Senior Vice President Finance and Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

ABLECO FINANCE LLC, a Delaware limited liability company, as Collateral Agent and as a Lender on behalf of itself and its affiliate assigns

By:	/s/ Alexander J. Ornstein
Name:	Alexander J. Ornstein
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

WELLS FARGO FOOTHILL, INC., a California corporation, as Administrative Agent and as a Lender on behalf of itself and its affiliate assigns

By:	/s/ Michael Ganann
Name:	Michael Ganann
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

LOAN FUNDING VI LLC, for itself or as agent for Corporate Loan Funding VI LLC as a Lender

By:	/s/ Dean T. Criares
Name:	Dean T. Criares
Title:	Senior Managing Director

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

THE CIT GROUP / BUSINESS CREDIT, INC., as a Lender

By:
Name:	Eustachio Bruno
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

GOLDENTREE CAPITAL OPPORTUNITIES, L.P., as a Lender

By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director—Bank Debt

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

GMAC COMMERCIAL FINANCE LLC, as a Lender

By:	/s/ Joseph Skaferowsky
Name:	Joseph Skaferowsky
Title:	Director

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

GOLDENTREE CAPITAL SOLUTIONS OFFSHORE FUND FINANCING, as a Lender

By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director—Bank Debt

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

GOLDENTREE CAPITAL SOLUTIONS FUND FINANCING, as a Lender

By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director—Bank Debt

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

SANDS POINT FUNDING LTD., as a Lender

By: Guggenheim Investment Management, LLC, as Collateral Manager

By:	/s/ Kaitlin Trinh
Name:	Kaitlin Trinh
Title:	Director

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

COPPER RIVER CLO LTD., as a Lender

By: Guggenheim Investment Management, LLC, as Collateral Manager

By:	/s/ Kaitlin Trinh
Name:	Kaitlin Trinh
Title:	Director

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

OAK HILL CREDIT OPPORTUNITIES FINANCING, LTD., as a Lender

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Director

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

SANKATY HIGH YIELD PARTNERS III, L.P., as a Lender

By:	/s/ Alan K. Halfenenger
Name:	Alan K. Halfenenger
Title:	Chief Compliance Officer and Assistant Secretary

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

SANKATY HIGH YIELD PARTNERS II, L.P., as a Lender

By:	/s/ Alan K. Halfenenger
Name:	Alan K. Halfenenger
Title:	Chief Compliance Officer and Assistant Secretary

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

PROSPECT FUNDING I, LLC, as a Lender

By:	/s/ Dean T. Criares
Name:	Dean T. Criares
Title:	Senior Managing Director

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

INWOOD PARK CDO LTD., as a Lender

By: Blackstone Debt Advisors L.P., as Collateral Manager

By:	/s/ Dean T. Criares
Name:	Dean T. Criares
Title:	Senior Managing Director

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

MONUMENT PARK CDO LTD., as a Lender

By: Blackstone Debt Advisors L.P., as Collateral Manager

By:	/s/ Dean T. Criares
Name:	Dean T. Criares
Title:	Senior Managing Director

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

LAFAYETTE SQUARE CDO LTD., as a Lender

By: Blackstone Debt Advisors L.P., as Collateral Manager

By:	/s/ Dean T. Criares
Name:	Dean T. Criares
Title:	Senior Managing Director

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

JEFFERIES FINANCE CP FUNDING LLC, as a Lender

By:	/s/ E. J. Hess
Name:	E.J. Hess
Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

ORPHEUS HOLDINGS LIMITED, as a Lender

By: Guggenheim Investment Management, LLC, as Manager

By:	/s/ Kaitlin Trinh
Name:	Kaitlin Trinh
Title:	Director

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

PROSPECT PARK CDO LTD., as a Lender

By: Blackstone Debt Advisors L.P., as Collateral Manager

By:	/s/ Dean T. Criares
Name:	Dean T. Criares
Title:	Senior Managing Director

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]

OHSF II FINANCING, LTD., as a Lender

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Director

[SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO AMENDED AND RESTATED FINANCING AGREEMENT]